UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2012

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

133 South WaterSound Parkway, WaterSound, Florida		32413
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	850-231-6400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2012, The St. Joe Company (the “Company”) held its 2012 Annual Meeting of Shareholders. At the 2012 Annual Meeting of Shareholders, the shareholders voted on (i) the election of eight director nominees (Proposal 1), (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year (Proposal 2) and (iii) the approval, on an advisory (non-binding) basis, of the Company’s executive compensation programs and policies as described in the Company’s 2012 Proxy Statement (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the next Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Cesar L. Alvarez	74,238,342	237,873	63,499	10,484,019
Bruce R. Berkowitz	74,298,963	178,793	61,958	10,484,019
Park Brady	74,287,587	190,247	61,880	10,484,019
Charles J. Crist, Jr.	73,741,977	736,655	61,082	10,484,019
Howard S. Frank	74,234,876	240,040	64,798	10,484,019
Jeffrey C. Keil	74,006,374	471,368	61,972	10,484,019
Stanley Martin	74,270,646	208,301	60,767	10,484,019
Thomas P. Murphy, Jr.	53,169,868	21,167,719	202,127	10,484,019

Proposal 2

The shareholders voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

For	Against	Abstain
84,582,058	352,372	89,303

Proposal 3

The shareholders voted in favor of approving, on an advisory (non-binding) basis, the Company’s executive compensation programs and policies as described in the Company’s 2012 Proxy Statement.

For	Against	Abstain	Broker Non-Vote
68,568,465	1,124,872	4,846,377	10,484,019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

May 22, 2012	By:	/s/ Thomas J. Hoyer

Name: Thomas J. Hoyer
Title: Chief Financial Officer